EXECUTION COPY

                    ADVANCED SEMICONDUCTOR ENGINEERING, INC.
                26 CHIN THIRD ROAD, NANTZE EXPORT PROCESSING ZONE
                                NANTZE KAOHSIUNG
                            TAIWAN, REPUBLIC OF CHINA

                                                        As of September 25, 2003

Citibank, N.A. - ADR Department
111 Wall Street, 20th Floor
New York, New York  10043

                   Zero Coupon Bonds (ISIN No.: XS0176208782)

Ladies and Gentlemen:

      Reference is made to the Amended and Restated Deposit Agreement, dated as of September 29, 2000 as amended from time to time (the "Deposit Agreement"), by and among Advanced Semiconductor Engineering, Inc., a company incorporated under the laws of the Republic of China (the "Company"), Citibank, N.A., as Depositary (the "Depositary"), and all Holders and Beneficial Owners of American Depositary Shares (the "ADSs") evidenced by American Depositary Receipts (the "ADRs") issued thereunder. All capitalized terms used, but not otherwise defined herein, shall have the meaning assigned thereto in the Deposit Agreement as in effect on the date hereof.

      The Company has agreed to sell Zero Coupon Convertible Bonds due 2008 (ISIN No.: XS0176208782) (the "Bonds") issued pursuant to the terms of the Indenture, dated September 25, 2003 (the "Indenture"), between the Company and Citibank, N.A., as Trustee (the "Trustee"), each Bond convertible on or after October 26, 2003 at the option of the holder (such holder, a "Converting Bondholder") into (a) the Company's common shares, par value NT$10 per share (the "Shares"), or (b) the Company's ADSs, each ADS representing five (5) Shares, in each case upon the terms and conditions set forth in the Indenture.

      The purpose and intent of this Letter Agreement is to supplement the Deposit Agreement, including without limitation Section 5.7 thereof, for the sole purpose of accommodating the issuance of ADSs upon the deposit of Shares by the Company following the conversion of Bonds in accordance with the terms and conditions of the Indenture (such Shares, the "Conversion Shares"). The Company and the Depositary agree that this Letter Agreement shall be filed as an exhibit to the next Registration Statement on Form F-6 of the Company filed with the Commission in respect of the ADSs and shall be filed by the Company with governmental authorities in the ROC if required in accordance with applicable ROC laws and regulations.

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree, notwithstanding the terms of the Deposit Agreement, as follows:

            1. Authority to Accept Deposit of Shares and Issue ADSs. (a) The Company hereby confirms that the SFC has approved the issuance of the Bonds, the issuance of the Conversion Shares upon conversion of the Bonds and the deposit of the Conversion Shares into the ADR facility under the terms of the Deposit Agreement thereby enabling the deposit from time to time of Conversion Shares by the Company in connection with the conversion of the Bonds and, based on the foregoing confirmation, authorizes and directs the Depositary (i) to accept the deposit of Conversion Shares by the Company upon the conversion of the Bonds on behalf of Converting Bondholders only upon receipt by the Depositary from each of the Converting Bondholders of a copy of the completed and signed Bond Conversion Notice substantially in the form attached hereto as Exhibit A (the "Bond Conversion Notice"), and (ii) to issue in respect thereof ADSs that are fully fungible with the ADSs outstanding under the Deposit Agreement. Nothing contained herein shall obligate the Depositary to treat the ADSs issued upon conversion of the Bonds differently from ADSs issued under the Deposit Agreement except as specifically set forth herein.

(b) The Depositary agrees, upon the terms and subject to the conditions set forth in this Letter Agreement, (i) to establish procedures to enable the deposit of Conversion Shares with the Custodian by the Company upon the conversion of Bonds on behalf of the Converting Bondholders in order to enable the issuance by the Depositary to the Converting Bondholders of ownership interests in the Conversion Shares in the form of ADSs issued pursuant to the terms of the Deposit Agreement and this Letter Agreement, and (ii) to issue and deliver ADSs to the applicable Converting Bondholders, in each case upon the terms set forth herein, but only upon payment to the Depositary by the Company of the charges of the Depositary for accepting a deposit of Eligible Securities in the form of Conversion Shares and issuing ADSs (as set forth in Section 5.9 and Exhibit B of the Deposit Agreement).

(c) The Company agrees to pay the deposit fee provided for in Section 5.9 and Exhibit B of the Deposit Agreement.

            2. Company Assistance. (a) The Company agrees to provide commercially reasonable assistance to the Depositary upon the request of the Depositary (in each case, within the terms and conditions hereof) in connection with the establishment of procedures to enable the acceptance of the deposit by the Company on behalf of Converting Bondholders of the Conversion Shares with the Custodian, the issuance of ADSs to the Converting Bondholders, the delivery of ADRs to Converting Bondholders, and the transfer of such ADRs (and the ADSs represented thereby) by Converting Bondholders. The Company shall, immediately upon being notified by the trustee, as provided for under the Indenture, that it has received a Bond Conversion Notice requesting the issuance of ADSs, request the trustee to forward a copy of such Bond Conversion Notice (including the certifications by the Converting Bondholder(s) contained therein) to the Depositary.

(b) The Company shall concurrently with the execution of this Letter Agreement and the first closing of the offering of the Bonds also deliver to the Depositary (i) a copy of the approval letter (translated into English) from the SFC approving the issuance of the Bonds, (ii) an opinion of U.S. counsel, as provided for in Section 5.7 of the Deposit Agreement, and (iii) an opinion from ROC counsel, as provided for in Section 5.7 of the Deposit Agreement.

            3. Representations and Warranties. The Company hereby represents and warrants that (i) the Conversion Shares, and the certificates therefor, to be deposited by the Company on behalf of the Converting Bondholders for the purpose of the issuance of ADSs will, at the time of deposit, be duly authorized, validly issued, fully paid and non-assessable, (ii) all preemptive (and similar) rights, if any, with respect to such Conversion Shares have been validly waived or exercised and the Conversion Shares rank pari passu with respect to the other Eligible Securities on deposit under the Deposit Agreement, (iii) the Company is duly authorized to make such deposit of Conversion Shares, (iv) the Conversion Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities and (v) the Conversion Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of the Conversion Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs.

            4. Indemnity. (a) The Depositary agrees to indemnify the Company against, and hold each of them harmless from, any direct loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary under the terms hereof due to the negligence or bad faith of the Depositary.

(b) The Company agrees to indemnify the Depositary and the Custodian against, and hold each of them harmless from, any direct loss, damage, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) incurred by them that may arise (i) out of, or in connection with, the issuance of ADSs upon the terms hereof, or (ii) out of acts performed or omitted in connection with this Letter Agreement, as the same may be amended, modified or supplemented from time to time, in any such case (x) by the Depositary, or the Custodian, except to the extent such loss, liability, tax, charge or expense is due to the negligence or bad faith of any of them, or (y) by the Company. The obligations set forth in this Section 4 shall survive the termination of this Letter Agreement and the resignation or removal of the Depositary.

            5. Governing Law. This Letter Agreement shall be interpreted under, and all the rights and obligations hereunder shall be governed by, the laws of the State of New York.

      Each of the Company and the Depositary has caused this Letter Agreement to be executed and delivered on its behalf by its respective officers thereunto duly authorized as of the date set forth above.

                                               ADVANCED SEMICONDUCTOR
                                               ENGINEERING, INC.


                                               By: /s/
                                                   -----------------------------

Agreed to as of the date set forth above:

CITIBANK, N.A.,


By: /s/ Susan A. Lucanto
    -----------------------------
    Susan A. Lucanto
    Vice President

                                    EXHIBIT A

                         FORM OF BOND CONVERSION NOTICE

      To:   Advanced Semiconductor Engineering, Inc. (the "Company")
            Attention: Freddie Liu

      Cc: (If requesting issuance of ADSs upon conversion of Bonds) Citibank, N.A., as Depositary (the "Depositary")
            20th Floor, 111 Wall Street,
            New York, NY 10043
            USA

      The undersigned owner of this Bond and as specified below hereby irrevocably exercises the option to Convert this Bond, or the portion thereof designated below, in accordance with the terms of the Indenture referred to in this Bond and as specified below.

      Please check A or B below.

--------------------------------------------------------------------------------

      A.    |_|   Check here if you wish to receive Common Shares upon
                  conversion of the Bonds.

      The undersigned owner of this Bond (i) agrees to receive, pursuant to the terms of the Indenture, upon conversion Common Shares, par value NT$10 per share, of Advanced Semiconductor Engineering, Inc. ("Common Shares") (as adjusted pursuant to the terms of the Indenture) and (ii) directs that such Common Shares, deliverable upon the conversion, and any Securit(y)(ies) representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof (in the case of Bonds) or through the local agent appointed by the undersigned owner (in the case of Common Shares) unless a different name has been indicated below. If Common Shares are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

      The undersigned owner represents, warrants and acknowledges that:

      1. (a) This Bond does not constitute a "restricted security" for purposes of the Securities Act of 1933, as amended (the "Securities Act");

            (b) Such owner is not an "affiliate" of the Company for purposes of the Securities Act; and

            (c) If such owner is exercising the option to convert this Bond on or prior to the 40th day after the commencement of the offering of the Bonds, such owner shall not transfer the Common Shares except in compliance with Regulation S of the Securities Act.


                                    Exh. A-1

      2. The Common Shares have not been, and are not expected to be, registered under the Securities Act or with any securities regulatory authority of any state of the United States and are subject to significant restrictions on transfer.

      The undersigned hereby declares that all stamp, issue, registration or similar taxes and duties payable on conversion, issue or delivery of Common Shares or any other property or cash have been paid.

      The name and address of the person in whose name the Common Shares are to be registered upon conversion of the Bonds are as follows:

--------------------------------------------------------------------------------
Name:
--------------------------------------------------------------------------------
Taiwan Securities Central Depositary Co. Account Number:
--------------------------------------------------------------------------------
Address:
--------------------------------------------------------------------------------

      The undersigned hereby requests that the certificate for the Common Shares required to be delivered upon conversion be dispatched (at undersigned's own risk and expense) to the person specified on the preceding paragraph whose name and address is given below and in the manner specified below:

      Name:_____________________________________________________________________

      Nationality:______________________________________________________________

      Address:__________________________________________________________________

      Contact Person:___________________________________________________________

      Telephone No.:____________________________________________________________

      Fax No.:__________________________________________________________________

      Manner of Dispatch:_______________________________________________________

      Name of Local Agent:______________________________________________________

      Address of Local Agent:___________________________________________________

      B.    |_|   Check here if you wish to receive ADSs upon conversion of the
                  Bonds. The undersigned owner of this Bond (i) agrees to receive, pursuant to the terms of the Indenture, upon conversion Common Shares to be represented by ADSs and (ii) directs that such Common Shares, deliverable upon conversion and any Securit(y)(ies) representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof (in the case of Bonds) or to the Custodian (in the case of Common Shares). Please deliver a copy of the conversion notice to the Depositary for any exercise of the option to convert this Bond, or the portion thereof, into ADSs


                                    Exh. A-2

                  The undersigned hereby declares that all stamp, issue, registration or similar taxes and duties payable on conversion, issue or delivery of ADSs or any other property or cash have been paid.

                  If the conversion of the Bond or any portion thereof falls within the Distribution Compliance Period (as defined below):
                  The undersigned owner represents, warrants and acknowledges that, prior to the expiration of the expiration of 40 days after the later of the commencement of the offering of the Bonds and last related closing date (the "Distribution Compliance Period"), such ADSs will not be offered, sold, pledged or otherwise transferred to any U.S. person (as defined in Regulation S).

--------------------------------------------------------------------------------

      Fill in for: registration of Common Shares (or ADSs, if applicable), if to be delivered, and of Bonds if to be issued, in either case otherwise than to and in the name of the registered holder (the "Registered Shareholder").

           Social Security or Other Taxpayer Identifying Number_________________

           (Name)_______________________________________________________________

           (Street Address)_____________________________________________________

           (City, State and Zip Code)___________________________________________
           (Please print name and address)

      Principal Amount to be Converted (if less than all):

           Amount to be Converted into Common Shares           US$______________

           Amount to be Converted into ADSs:                   US$______________

           Total Amount to be Converted:                       US$______________

      Serial or identifying number/ISIN number of Bonds to be converted:

      __________________________________________________________________________

      The undersigned owner hereby certifies that:

      (a)   |_|   such Registered Shareholder is a "Related Person" of the
                  Company

            |_| such Registered Shareholder is not a "Related Person" of the Company

      (b)   |_|   such Registered Shareholder will own _____ Common Shares of the Company from the conversion of this Bond surrendered herewith (not including Common Shares mentioned below):


                                    Exh. A-3

            |_| such Registered Shareholder has converted from this Bond _____ Common Shares of the Company prior to the date hereof.

      Note: Under the laws of the Republic of China, a person or entity is deemed to be a "Related Person" of the Company if the person or entity is:

      (A)   (i)   a company of which the chairman of the board of directors or the general manager serves as the chairman of the board of directors or the general manager of the Company, or is the spouse or a relative by blood or marriage to the chairman of the board of directors or general manager of the Company within the second degree as defined under the Civil Code of the Republic of China;

            (ii) a non-profit organization of which the funds donated from the Company exceeds one-third of such non-profit organization's total funds;

            (iii) a director, supervisor or general manager, vice-general manager, assistant vice-general manager, or department head of the Company reporting to the general manager of the Company;

            (iv) the spouse of a director, supervisor or general manager of the Company; or

            (v) a relative by blood or marriage to the Company's chairman of the board of directors or general manager within the second degree as defined under the Civil Code of the Republic of China.

                                       OR

      (B) a person or entity in which the Company has invested, which investment is accounted for by the equity method of accounting under generally accepted accounting principles in the ROC (the "Equity Method"); or a person or entity which uses the Equity Method to account for an investment in the Company.

      Dated:     _______________________________________________________________

      Signature: _______________________________________________________________

      Name:      _______________________________________________________________
                 (please print name)


                                    Exh. A-4